                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                   FORM 8-K(A)



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                       Date of Report:  February 21, 1996


                           JACOR COMMUNICATIONS, INC.


                                      OHIO
                 (State or Other Jurisdiction of Incorporation)


          0-12404                                      31-0978313
   (Commission File No.)                     (IRS Employer Identification No.)


                                 1300 PNC Center
                              201 East Fifth Street
                             Cincinnati, Ohio  45202

                                 (513) 621-1300

Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

                                                                            Page
                                                                            ----
     AUDITED--

     Report of Independent Accountants . . . . . . . . . . . . . . . . .      3
     Consolidated Balance Sheet at December 25, 1994 and
        December 31, 1995. . . . . . . . . . . . . . . . . . . . . . . .      4
     Consolidated Statement of Operations for the years ended
        December 26, 1993, December 25, 1994 and December 31, 1995 . . . 5 Consolidated Statement of Changes in Stockholders' Deficit
        for the years ended December 26, 1993, December 25, 1994 and
        December 31, 1995. . . . . . . . . . . . . . . . . . . . . . . .      6
     Consolidated Statement of Cash Flows for the years ended
        December 26, 1993, December 25, 1994 and December 31, 1995 . . .      7
     Notes to Consolidated Financial Statements. . . . . . . . . . . . .      8

     UNAUDITED--

     Condensed Consolidated Balance Sheet at December 31, 1995 and
        March 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . .      21
     Condensed Consolidated Statement of Operations for the three
        months ended March 26, 1995 and March 31, 1996 . . . . . . . . .      22
     Condensed Consolidated Statement of Cash Flows for the three
        months ended March 26, 1995 and March 31, 1996 . . . . . . . . .      23
     Notes to Condensed Consolidated Financial Statements. . . . . . . .      24

(b)  Pro Forma Financial Information.

     UNAUDITED--

     Pro Forma Condensed Consolidated Balance Sheet as of
        March 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . .      25
     Pro Forma Condensed Consolidated Statement of Operations for
        the year ended December 31, 1995 . . . . . . . . . . . . . . . .      26
     Pro Forma Condensed Consolidated Statement of Operations for
        the three months ended March 31, 1996. . . . . . . . . . . . . .      27
     Notes to Unaudited Pro Forma Financial Information. . . . . . . . .      28

(c)  Exhibits

     None


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JACOR COMMUNICATIONS, INC.



May 23, 1996                            BY:  /s/  R. Christopher Weber
                                             -----------------------------------
                                             R. Christopher Weber,
                                             Senior Vice President and
                                             Chief Financial Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Noble Broadcast Group, Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Noble Broadcast Group, Inc. and its subsidiaries at December 25, 1994 and December 31, 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As discussed in Note 2 to the consolidated financial statements, in February
1996  the  Company  entered  into  an   agreement  to  be  purchased  by   Jacor
Communications, Inc.

PRICE WATERHOUSE LLP

San Diego, California
March 21, 1996

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                                                      DECEMBER 25,    DECEMBER 31,
ASSETS                                                                                    1994            1995
Current assets:
    Cash and cash equivalents.....................................................  $    2,134,000  $     447,000
    Accounts receivable, less allowance for doubtful accounts of $515,000 and
      $455,000....................................................................      12,401,000      9,094,000
    Prepaid expenses and other....................................................       2,084,000      2,290,000
                                                                                    --------------  -------------
        Total current assets......................................................      16,619,000     11,831,000
Property, plant and equipment, net................................................       7,623,000      9,333,000
Intangible assets, less accumulated amortization of $33,718,000 and $25,734,000...      89,849,000     50,730,000
Other assets......................................................................       1,932,000      5,333,000
                                                                                    --------------  -------------
                                                                                    $  116,023,000  $  77,227,000
                                                                                    --------------  -------------
                                                                                    --------------  -------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable..............................................................  $    3,537,000  $   2,867,000
    Accrued interest..............................................................       6,477,000      1,674,000
    Accrued payroll and related expenses..........................................       1,720,000      1,077,000
    Other accrued liabilities.....................................................       4,364,000      3,081,000
    Current portion of long-term debt.............................................     167,209,000      3,611,000
    Unamortized carrying value of subordinated debt...............................      19,445,000
                                                                                    --------------  -------------
        Total current liabilities.................................................     202,752,000     12,310,000
Long-term debt, less current portion..............................................         232,000     78,000,000
Deferred income taxes.............................................................                      8,568,000
Other long-term liabilities.......................................................         683,000        640,000
                                                                                    --------------  -------------
Total liabilities.................................................................     203,667,000     99,518,000
                                                                                    --------------  -------------
Mandatorily redeemable Class A-1 common stock, $.01 par value; 1,580,285 shares
 authorized; 249,931 shares issued and outstanding in 1994........................      35,066,000
                                                                                    --------------  -------------
Stockholders' deficit:
    Class A common stock, $.000001 par value; 1,569,514 shares authorized, 49,904
      shares issued and outstanding in 1995.......................................        --             --
    Class B common stock, $.01 par value and $.000001 par value in 1994 and 1995, respectively; 2,293,235 and 254,018 shares authorized in 1994 and 1995,
      respectively; 254,018 shares issued and outstanding.........................           3,000       --
    Paid-in capital...............................................................         662,000     44,231,000
    Accumulated deficit...........................................................    (123,375,000)   (66,522,000)
                                                                                    --------------  -------------
        Total stockholders' deficit...............................................    (122,710,000)   (22,291,000)
Commitments (Note 11)
                                                                                    --------------  -------------
                                                                                    $  116,023,000  $  77,227,000
                                                                                    --------------  -------------
                                                                                    --------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                 FOR THE YEARS ENDED
                                                               -------------------------------------------------------
                                                                 DECEMBER 26,       DECEMBER 25,       DECEMBER 31,
                                                                     1993               1994               1995
Broadcast revenue............................................    $  53,860,000     $    56,154,000     $  47,061,000
Less agency commissions......................................       (6,351,000)         (6,552,000)       (5,159,000)
                                                               -----------------  -----------------  -----------------
    Net revenue..............................................       47,509,000          49,602,000        41,902,000
                                                               -----------------  -----------------  -----------------
Expenses:
    Broadcast operating expenses.............................       36,944,000          37,892,000        31,445,000
    Corporate general and administrative.....................        2,702,000           2,621,000         2,285,000
    Depreciation and amortization............................        6,916,000           6,311,000         4,107,000
    Write-down of intangibles and other assets...............                            7,804,000
                                                               -----------------  -----------------  -----------------
                                                                    46,562,000          54,628,000        37,837,000
                                                               -----------------  -----------------  -----------------
Income (loss) from operations................................          947,000          (5,026,000)        4,065,000
Interest expense.............................................       (7,602,000)        (10,976,000)       (9,913,000)
Net gain on sale of radio stations...........................        7,909,000                             2,619,000
                                                               -----------------  -----------------  -----------------
Income (loss) before provision for income taxes,
  extraordinary gain and cumulative effect of change in
  accounting principle.......................................        1,254,000         (16,002,000)       (3,229,000)
Provision for income taxes...................................         (378,000)            (36,000)          (63,000)
                                                               -----------------  -----------------  -----------------
Income (loss) before extraordinary gain and cumulative effect
  of change in accounting principle..........................          876,000         (16,038,000)       (3,292,000)
Extraordinary gain on forgiveness of debt, net of income
  taxes......................................................       12,222,000                            60,145,000
                                                               -----------------  -----------------  -----------------
Income (loss) before cumulative effect of change in
  accounting principle.......................................       13,098,000         (16,038,000)       56,853,000
Cumulative effect of change in accounting principle..........          354,000
                                                               -----------------  -----------------  -----------------
Net income (loss)............................................    $  13,452,000     $   (16,038,000)    $  56,853,000
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Primary earnings (loss) per share:
    Before extraordinary item and cumulative effect of change
      in accounting principle................................    $        1.96    $         (31.82 ) $          (1.80 )
    Extraordinary item.......................................              9.35                                 47.23
    Cumulative effect of change in accounting principle......               .27
                                                               -----------------  -----------------  -----------------
        Total................................................  $          11.58   $         (31.82 ) $          45.43
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Fully diluted earnings (loss) per share:
    Before extraordinary item and cumulative effect of change
      in accounting principle................................  $           1.96   $         (31.82 ) $          (1.83 )
    Extraordinary item.......................................              9.35                                 47.23
    Cumulative effect of change in accounting principle......               .27
                                                               -----------------  -----------------  -----------------
        Total................................................  $          11.58   $         (31.82 ) $          45.40
                                                               -----------------  -----------------  -----------------
                                                               -----------------  -----------------  -----------------
Common equivalent shares:
    Primary..................................................         1,307,541            503,949          1,273,569
    Fully diluted............................................         1,307,541            503,949          1,273,569


   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                            CLASS A                  CLASS B
                                          COMMON STOCK             COMMON STOCK
                                    ------------------------  ----------------------   PAID-IN    ACCUMULATED
                                      SHARES       AMOUNT      SHARES      AMOUNT      CAPITAL      DEFICIT        TOTAL
Balance at December 27, 1992......                              254,018   $   3,000   $  662,000  $(120,789,000) $(120,124,000)
    Net income....................                                                                  13,452,000    13,452,000
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 26, 1993......                              254,018       3,000      662,000  (107,337,000) (106,672,000)
    Net loss......................                                                                 (16,038,000)  (16,038,000)
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 25, 1994......                              254,018       3,000      662,000  (123,375,000) (122,710,000)
    Cancellation of Class A-1
      Mandatorily Redeemable
      Common Stock................                                                    26,562,000                  26,562,000
    Exchange of Class A-1
      Mandatorily Redeemable
      Common Stock................      49,904       --                                8,504,000                   8,504,000
    Change in par value of Class B
      Common Stock from $.01 per
      share to $.000001 per
      share.......................                                           (3,000)       3,000
    Issuance of warrant to
      purchase common stock.......                                                     8,500,000                   8,500,000
    Net income....................                                                                  56,853,000    56,853,000
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
Balance at December 31, 1995......      49,904    $  --         254,018   $  --       $44,231,000 $(66,522,000) $(22,291,000)
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------
                                    -----------       -----   ---------  -----------  ----------  ------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                FOR THE YEARS ENDED
                                                                  -----------------------------------------------
                                                                   DECEMBER 26,    DECEMBER 25,    DECEMBER 31,
                                                                       1993            1994            1995
Cash flows from operating activities:
    Net income (loss)...........................................  $   13,452,000  $  (16,038,000) $    56,853,000
    Adjustments to reconcile net income to net cash provided by
      (used in) operating activities:
        Cumulative effect of change in accounting principle.....        (354,000)
        Interest expense added to long-term debt................       2,309,000       2,465,000        3,631,000
        Depreciation and amortization...........................       6,916,000       6,311,000        4,107,000
        Amortization of debt issuance costs and unamortized
          carrying value of subordinated debt...................      (1,002,000)     (1,312,000)         392,000
        Net (revenue) expense on barter transactions............          81,000        (288,000)        (210,000)
        (Gain) loss on disposition of assets....................      (7,930,000)        138,000       (2,287,000)
        Extraordinary gain on forgiveness of debt...............     (12,222,000)                     (60,145,000)
        Write-down of intangibles and other assets..............                       9,297,000
        Changes in assets and liabilities, net of effects of
          acquisitions:
            Accounts receivable.................................      (1,318,000)     (2,367,000)       3,698,000
            Prepaid expenses and other..........................         233,000         (14,000)           4,000
            Other assets........................................        (610,000)        732,000         (224,000)
            Accounts payable....................................         679,000       1,360,000         (670,000)
            Accrued interest....................................        (223,000)      2,070,000       (1,674,000)
            Other accrued liabilities...........................        (888,000)        924,000       (1,926,000)
            Other long-term liabilities.........................       2,577,000        (107,000)         (43,000)
                                                                  --------------  --------------  ---------------
            Net cash provided by (used in) operating
              activities........................................       1,700,000       3,171,000        1,506,000
                                                                  --------------  --------------  ---------------
Cash flows from investing activities:
    Proceeds from disposition of assets.........................      35,002,000           6,000       47,650,000
    Acquisition of property, plant and equipment................      (3,009,000)     (1,124,000)      (2,851,000)
    Acquisition of radio stations...............................                                       (6,834,000)
                                                                  --------------  --------------  ---------------
            Net cash flows provided by (used in) investing
              activities........................................      31,993,000      (1,118,000)      37,965,000
                                                                  --------------  --------------  ---------------
Cash flows from financing activities:
    Payments on long-term debt..................................     (34,036,000)     (2,534,000)    (126,450,000)
    Borrowings..................................................                                       90,500,000
    Payments related to financing costs.........................                                       (5,208,000)
                                                                  --------------  --------------  ---------------
            Net cash used in financing activities...............     (34,036,000)     (2,534,000)     (41,158,000)
                                                                  --------------  --------------  ---------------
Net decrease in cash and cash equivalents.......................        (343,000)       (481,000)      (1,687,000)
Cash and cash equivalents at beginning of period................       2,958,000       2,615,000        2,134,000
                                                                  --------------  --------------  ---------------
Cash and cash equivalents at end of period......................  $    2,615,000  $    2,134,000  $       447,000
                                                                  --------------  --------------  ---------------
                                                                  --------------  --------------  ---------------


   The accompanying notes are an integral part of the consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY

    Noble Broadcast Group, Inc. (the Company), a privately held Delaware corporation, owned and operated the following radio stations during 1995:
WSSH-AM serving Boston, Massachusetts; KBEQ-FM and AM, serving Kansas City, Missouri; KMJQ-FM and KYOK-AM serving Houston, Texas; KBCO-FM and AM and KHIH-FM and KHOW-AM, serving Denver, Colorado; KMJM-FM, KNJZ-FM and KATZ-AM, serving St. Louis, Missouri; WVKS-FM, WRVF-FM and WSPD-AM, serving Toledo, Ohio. Four of these stations were sold and two stations were purchased during 1995 (Note 8). In addition, the Company also provided programming for and had exclusive rights to sell advertising time on two radio stations located in Baja California, Mexico, XETRA-FM and XETRA-AM, which primarily serve the metropolitan San Diego area broadcasting as XTRA-FM and AM.

NOTE 2--SUBSEQUENT EVENT-SALE OF THE COMPANY

    In February 1996, the Company entered into a Stock Purchase and Stock and Warrant Redemption Agreement (the Agreement) whereby Jacor Communications, Inc. (Jacor) agreed to purchase both the Company's outstanding Class B common stock and a newly-issued warrant allowing Jacor to purchase the Company's Class A common stock. This transaction is subject to Federal Communications Commission approval and certain other conditions. Simultaneously, the Company entered into an Asset Purchase Agreement and sold the assets of certain subsidiaries of the Company to a wholly-owned subsidiary of Jacor and assigned to this subsidiary its rights and obligations under certain contracts including the Exclusive Sales Agency Agreement (Note 10). The aggregate value of the above transactions, when fully consummated, is $152,000,000 plus certain closing costs. At that time, Jacor will own 100% of the equity interests in the Company. The Company also entered into time brokerage agreements with Jacor for the stations in St. Louis and Toledo. The Company received approximately $99,000,000 in February 1996 in conjunction with the transactions.

    In connection with this transaction, the Company entered into a Credit Agreement with another wholly-owned subsidiary of Jacor providing for a $40,000,000 Term Loan Facility, which was borrowed in full in February 1996, and a $1,000,000 Revolving Loan Facility. The loans bear interest at the Prime rate, payable quarterly. Both facilities are to be repaid on February 1, 2002 or upon occurrence of certain ownership changes, whichever occurs earlier.

    The Company used the total proceeds received in February 1996 to repay the outstanding indebtedness under the Senior Secured Term Loan, the Senior Revolving Credit Facility and the Subordinated Notes, to redeem and retire the warrant held by the subordinated debtholder, and to redeem and retire all of the Company's Class A shares outstanding (Notes 5 and 6). In the event that the transaction cannot be consummated, none of the proceeds previously paid to the Class A stockholders or the warrant holders shall be returned. If the transaction is terminated by the buyer, the Class B stockholders shall be entitled to the balance of the amounts due under the Agreement; if terminated by the Company, the buyer shall be entitled only to the amounts previously paid to the Class B stockholders as well as certain other amounts.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

    The  consolidated financial statements  include the accounts  of the Company
and  its  wholly-owned  subsidiaries.  Significant  intercompany  balances   and
transactions have been eliminated.

  FINANCIAL STATEMENT PREPARATION

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  FISCAL YEAR

    The Company's fiscal year ends on the last Sunday of December to coincide with the standard broadcast year.

  REVENUES

    Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast.

  CASH AND CASH EQUIVALENTS

    Cash equivalents are highly liquid investments (money market funds) with original maturities of three months or less. Included in cash and cash equivalents at December 25, 1994 is $1,600,000 of restricted cash. Restricted cash of $1,500,000 was released to the Company on December 31, 1994 in conjunction with its sale of KMJQ-FM and KYOK-AM (Note 8). The remaining $100,000 of restricted cash was released to the Company in January 1995 in conjunction with the sale of WSSH-AM (Note 8).

  BARTER TRANSACTIONS

    Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast, and merchandise or services received are charged to expense when received or used. If merchandise or services are received prior to the broadcast of the
advertising,  a  liability  (deferred  barter  revenue)  is  recorded.  If   the
advertising is broadcast before the receipt of the goods or services, a receivable is recorded.

  CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable. The Company places its cash and temporary cash investments in money market funds with high quality institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different geographic areas of the United States.

  EARNINGS (LOSS) PER COMMON SHARE

    Primary earnings (loss) per common share are calculated on the basis of the weighted average number of common shares outstanding plus (in periods in which they have a dilutive effect) the effect of common equivalent shares arising from Senior Subordinated Convertible Notes, using the if-converted method, and the effect of warrants to purchase common stock using the treasury stock method. The calculation of fully diluted earnings per common share also includes the effect of the assumed conversion of Senior Subordinated Convertible Notes and exercise of warrants to purchase common stock in periods in which such conversion would cause dilution.

  PROPERTY, PLANT AND EQUIPMENT

    Purchases of property, plant and equipment, including additions and improvements and expenditures for repairs and maintenance that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated on the straight-line basis over their estimated useful lives as follows:

Technical and office equipment..................................   5-8 years
                                                                       10-30
Buildings and building improvements.............................       years
Furniture and fixtures..........................................    10 years
Leasehold improvements..........................................    10 years
Land improvements...............................................     8 years
Automobiles.....................................................     3 years

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Maintenance and repairs are expensed as incurred.

  INTANGIBLE ASSETS

    Intangible assets represents the aggregate excess purchase cost over the fair market value of radio station net assets acquired. Intangible assets are stated at the lower of cost or net realizable value and are being amortized using the straight-line method over periods not exceeding 40 years. The Company evaluates the realizability of intangible assets by comparing the asset carrying amount to future anticipated undiscounted cash flows.

    In 1994, the Company determined that intangibles related to its Houston stations were impaired and, accordingly, it recorded a $7,450,000 loss (Note 8). Additionally, in 1994, the Company determined that $354,000 in other assets would not be realized, and recorded a loss.

  DEBT ISSUANCE COSTS

    Debt issuance costs incurred in connection with executing long-term debt agreements are amortized over the term of associated debt to interest expense.

  FINANCIAL INSTRUMENTS

    Interest rate swaps are entered into as a hedge against interest exposure of variable rate debt. The differences to be paid or received on the swaps are included in interest expense. Gains and losses are recognized when the swaps are settled. The interest rate swaps are subject to market risk as interest rates fluctuate.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial Accounting Standards Board Statement No. 107, "Disclosures about Fair Value of Financial Instruments," (FAS 107) requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. Fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used. The carrying amount of all financial instruments on the consolidated balance sheet are considered reasonable estimates of fair value, with the exception of long-term debt as of December 25, 1994, of which $50,301,000 was forgiven in August 1995 (Note 5) and the interest rate swap agreement (Note 5).

NOTE 4--COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                                                                     DECEMBER 25,    DECEMBER 31,
                                                                                         1994            1995
Property, plant and equipment
    Technical and office equipment.................................................  $  12,295,000  $   10,196,000
    Land and land improvements.....................................................        978,000       1,067,000
    Buildings and building improvements............................................      2,880,000       2,517,000
    Furniture and fixtures.........................................................      1,531,000       1,244,000
    Leasehold improvements.........................................................      1,640,000       1,057,000
    Automobiles....................................................................        327,000         314,000
                                                                                     -------------  --------------
                                                                                        19,651,000      16,395,000
    Less accumulated depreciation and amortization.................................    (12,028,000)     (7,062,000)
                                                                                     -------------  --------------
                                                                                     $   7,623,000  $    9,333,000
                                                                                     -------------  --------------
                                                                                     -------------  --------------

Other non-current assets
    Debt issuance costs............................................................  $     646,000  $    4,267,000
    Other..........................................................................      1,286,000       1,066,000
                                                                                     -------------  --------------
                                                                                     $   1,932,000  $    5,333,000
                                                                                     -------------  --------------
                                                                                     -------------  --------------

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Statement of Cash Flows Information
    Schedule of certain non-cash financing activities:

                                                                                     FOR THE YEARS ENDED
                                                                        ----------------------------------------------
                                                                        DECEMBER 26,   DECEMBER 25,     DECEMBER 31,
                                                                            1993           1994             1995
                                                                        ------------  ---------------  ---------------
        Acquisition of assets in exchange for debt....................   $  463,000      $      --        $      --
                                                                        ------------         -----            -----
                                                                        ------------         -----            -----

NOTE 5--LONG-TERM DEBT

    Long-term debt is comprised of:

                                                                DECEMBER 25,    DECEMBER 31,
                                                                    1994            1995
Senior Secured Term Loan.....................................                   $  45,000,000
Senior Revolving Credit Facility.............................                       7,050,000
Subordinated Notes...........................................                      29,325,000
Tranche A Notes..............................................  $    87,364,000
Tranche B Notes..............................................       11,587,000
Series A Senior Subordinated Notes...........................       29,617,000
Series B Senior Subordinated Convertible Notes...............       37,000,000
Other........................................................        1,873,000        236,000
                                                               ---------------  -------------
                                                                   167,441,000     81,611,000
Less current portion.........................................     (167,209,000)    (3,611,000)
                                                               ---------------  -------------
                                                               $       232,000  $  78,000,000
                                                               ---------------  -------------
                                                               ---------------  -------------

    Interest  paid during 1993, 1994  and 1995 aggregated $4,354,000, $6,152,000 and $3,673,000, respectively.

    TRANCHE A NOTES AND TRANCHE B NOTES--The Tranche A and Tranche B Notes, which were outstanding as of December 25, 1994, were extinguished in conjunction with the Company's August 1995 debt restructuring (see Debt Restructuring below). The Tranche A Notes bore interest at the 30-day LIBOR rate plus an applicable margin. The Tranche B Notes bore interest at 4 percent. The senior debt agreement provided for principal prepayments at the option of the Company and called for mandatory principal prepayments from the net proceeds of sales of certain radio station properties or from 50 percent of the net proceeds of sales by the Company of any stock or warrants issued by the Company or from the exercise of any such warrants or from excess operating cash, as defined.

    During 1993, the Company sold certain radio station properties and other assets (Note 8) and utilized resultant net proceeds of $32,960,000 to repay Tranche A Notes of $18,498,000 and Tranche B Notes of $14,462,000. Pursuant to agreements with the senior debtholders, $12,222,000 of the Tranche A Notes was forgiven, resulting in an extraordinary gain during the year ended December 26, 1993.

    The Company's agreement with the Senior debtholders contained, among other things, certain covenants as to the maintenance of certain financial ratios and cash flows, as well as restrictions on additional indebtedness, property sales and liens, mergers and acquisitions, contingent liabilities, certain lease transactions, investments, transactions with affiliates, corporate overhead, capital expenditures, prepaid expenditures, and employment and certain other contracts.

    Based on agreements between the Company and the holders of the Tranche A Notes and Tranche B Notes, the outstanding debt was to be repaid as of August 18, 1995 and the Company classified the debt as current as of December 25, 1994.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    SENIOR SUBORDINATED NOTES AND SENIOR SUBORDINATED CONVERTIBLE NOTES--The Series A Senior Subordinated Notes (Subordinated Notes) and Series B Senior Subordinated Convertible Notes (Convertible Notes), which were outstanding as of December 25, 1994, were extinguished in conjunction with the Company's 1995 debt restructuring (see Debt Restructuring below).

    In fiscal year 1991 the Company restructured its debt with the subordinated debtholders by modifying certain terms. The $24,423,000 excess of the carrying amount of the old subordinated debt instruments over the principal amount of the Subordinated and Convertible Notes was recorded as unamortized carrying value of subordinated debt in 1991 and was being amortized against future interest expense over the term of the restructured Subordinated and Convertible Notes. The Subordinated Notes bore interest at an annual rate of 9%; interest was added to principal semiannually. During 1993, 1994 and 1995, approximately $2,309,000, $2,465,000 and $3,631,000 of interest was added to the principal, respectively.

    The Convertible Notes bore interest at the non-compounding annual rate of 5 percent and such interest was due and payable at such time as the principal became payable. The Convertible Notes were convertible as to both principal and accrued interest into 803,592 shares of Mandatorily Redeemable Class A-1 common stock at the option of the holders after April 30, 1994.

    The Subordinated Notes and Convertible Notes were subordinated to the Tranche A and B Notes and contained, among other things, covenants as to the maintenance of certain financial ratios and cash flows, and certain restrictions as to additional indebtedness, amounts and types of payments and investments, dividends, liens and encumbrances, sale and leaseback transactions, equity interests of subsidiaries, sales of assets, mergers, corporate overhead, capital expenditures, prepayment of expenses, and employment contracts.

    Based on agreements between the Company and the holders of Subordinated Notes and Convertible Notes, the outstanding debt was to be repaid as of August 18, 1995 and the Company classified the debt and associated unamortized carrying value of subordinated debt as current as of December 25, 1994.

    DEBT RESTRUCTURING--In August 1995, the Company completed a restructuring of its debt, resulting in the extinguishment of $175,301,000 of Tranche A Notes, Tranche B Notes, Subordinated Notes and Convertible Notes plus accrued interest for an aggregate amount of $125,000,000 in cash. Additionally, the Company repurchased or exchanged the shares of Class A-1 common stock held by the holders of these debt instruments. The Company sold its Houston, Boston and Kansas City stations in 1995 and utilized the resultant net proceeds of $47,650,000, along with $1,500,000 restricted cash released to the Company (Note
3), to repay outstanding debt prior to the completion of the restructuring (Note
8), entered into a new senior $60,000,000 Credit Agreement and obtained new subordinated debt for $37,000,000. The former debtholders forgave $50,301,000 of principal and accrued interest which has been recognized as an extraordinary gain in 1995. Also included in the extraordinary gain for 1995 is $18,412,000, representing the remaining unamortized carrying value of subordinated debt as of the date of the related debt extinguishment.

    SENIOR SECURED TERM LOAN AND SENIOR REVOLVING CREDIT FACILITY--In August 1995, the Company and its wholly-owned subsidiaries entered into a $60,000,000 Credit Agreement with a consortium of banks, consisting of a $45,000,000 Senior Secured Term Loan (the Term Loan) and a $15,000,000 Senior Revolving Credit Facility (the Revolver). The Company borrowed all of the $45,000,000 Term Loan and $7,500,000 of the Revolver and paid transaction costs of approximately $4,700,000. Under the Term Loan and the Revolver, principal payments were due in varying amounts through 2001. As discussed in Note 2, the outstanding debt under the Credit Agreement was paid in full and cancelled in February 1996.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    Borrowings under the Credit Agreement bore interest, at the option of the Company, at either the London Interbank Offered Rate (LIBOR) plus an applicable margin of up to 2.625%, or at a base rate (defined as the higher of the Federal Funds Rate plus .5% or the bank's Prime rate) plus an applicable margin of up to 1.375% per annum. The Term Loan and the Revolver were secured by substantially all of the Company's assets, including the common stock and tangible and intangible assets and major lease rights of the Company's operating subsidiaries.

    In conjunction with entering into the Credit Agreement, the Company issued a warrant to purchase 10% of the common stock of the Company's primary operating subsidiary, exercisable only in the event of certain specified occurrences through June 30, 1996, for an exercise price of $1.00. The Company determined that the value of the warrant was de minimus because of the nature of the specified events required for warrant exercise. As discussed in Note 2, the warrant was cancelled in February 1996.

    INTEREST RATE SWAP AGREEMENT--In accordance with the terms of the Credit Agreement, the Company entered into a three year interest rate swap agreement in September 1995 on a notional principal amount of $30,000,000. Under the interest rate swap agreement, on a quarterly basis the Company pays the counterparty interest at a fixed rate of 5.87%, and the counterparty pays the Company interest at a variable rate based on the LIBOR.

    As of December 31, 1995, the interest rate swap agreement had a nominal carrying value and a ($425,000) fair value. The fair value was estimated by obtaining a quotation from the counterparty. In February 1996, the Company terminated the interest rate swap agreement in conjunction with its debt extinguishment, and realized a loss of $686,000 upon termination.

    SUBORDINATED NOTES--In August 1995, the Company entered into an Investment Agreement with a new subordinated debtholder, consisting of $37,000,000 in subordinated notes. The subordinated notes bore interest at a rate of 8.108% per annum compounded quarterly, of which 50% was to be paid annually with the remainder being added to principal. The notes were due in August 2002. As discussed in Note 2, the debt was paid in full and cancelled in February 1996.

    Under the Investment Agreement, the Company issued a warrant for 75% of the Company's Class A common stock, exercisable through August 2005, with an exercise price of $1.00. Management has determined that the fair value of the warrant on the date of issuance was approximately $8,500,000, which has been recorded as a discount on the related debt and was being amortized to interest expense over the term of the debt. As discussed in Note 2, the Company repurchased the warrant in February 1996.

    COVENANTS--The Credit Agreement and the Investment Agreement required the Company to comply with certain financial and operating covenants, including, among others, limitations on: capital expenditures, acquisitions and additional indebtedness, engaging in a business other than radio broadcasting, paying cash dividends, corporate overhead levels, the use of borrowings, and requirements to maintain certain financial ratios.

NOTE 6--COMMON STOCK

    In conjunction with the August 1995 refinancing, the Company entered into an agreement with its former debtholders providing for the repurchase or exchange of all of their Class A-1 shares of common stock. Under the agreement, 189,321 Class A-1 shares were repurchased by the Company for a de minimus amount and the remaining 60,610 shares were exchanged for 49,904 shares of Class A common stock. There were 249,931 shares of Mandatorily Redeemable Class A-1 common stock outstanding in 1993 and 1994.

    The Company's authorized capital stock subsequent to the August 1995 restructuring consists of 1,569,514 shares of Class A common stock, $.000001 par value, of which 49,904 shares are issued and outstanding, and

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

254,018 shares of Class B voting common stock, $.000001 par value, all of which are issued and outstanding. Prior to August 1995, the Class B common stock had a par value of $.01. Class B common stock is voting common stock, while Class A common stock has no right to vote with respect to the election of directors, or other corporate actions other than certain major events set forth in the Company's Restated Certificate of Incorporation. The holders of Class B common stock, voting as a class, are entitled to elect six members of the Board of Directors. Class B common stock may convert their shares into stock that is registered pursuant to certain firm commitment underwritten public offerings, as defined.

    Shares of Class A common stock are convertible into an equal number of shares of Class B common stock subsequent to a public offering, as described in the Restated Certificate of Incorporation, upon certain events as defined in the Company's agreements with the subordinated debtholders, or as of August 18, 2000. In addition, holders of both Class A and Class B common stock may convert their shares into stock that is registered pursuant to a public offering. Holders of Class A common stock are entitled to participate on a pro rata basis with the holders of Class B common stock with respect to dividends, when and as declared by the Board of Directors, provided there are funds legally available for such purpose, and with respect to any redemption or repurchase by the Company of any Class B common stock.

    The Mandatorily Redeemable Class A-1 common stock contained a liquidation preference over Class B common stock in an amount equal to a prescribed formula value solely in the event of a liquidation resulting from bankruptcy, insolvency or other similar proceeding. Such liquidation preference was zero at December 25, 1994. The Mandatorily Redeemable Class A-1 common stock was not entitled to vote except for the right, voting as a separate class, to elect one member of the Company's Board of Directors and except that certain transactions specified in the Company's Restated Certificate of Incorporation required the consent of the majority of the then-outstanding shares of Mandatorily Redeemable Class A-1 common stock. Holders of Mandatorily Redeemable Class A-1 common stock were entitled to participate on a pro rata basis with the holders of Class B common stock upon any redemption or repurchase by the Company of any Class B common stock or other equity securities of the Company.

    Shares of Class A-1 common stock were convertible into an equal number of shares of Class B common stock subsequent to a public offering, or under certain specified circumstances. In addition, holders of Class A-1 common stock were entitled to convert their shares into stock registered pursuant to certain firm commitment underwritten public offerings, as defined. Prior to an initial public offering (IPO), holders of Class A-1 common stock were entitled to, in the event of a defined change of voting control of the Company, require the Company to repurchase their shares of Class A-1 common stock in accordance with specified formula prices. In addition, if the Company had not effected an IPO by December 2002, then holders of a majority of the then-outstanding Class A-1 common stock, on or after December 31, 2003, could require the Company to repurchase the Class A-1 common stock owned by them at a specified formula repurchase price.

    The Mandatorily Redeemable Class A-1 common stock was recorded at an "issue price" equivalent to the carrying value of the equity instruments exchanged therefor. No subsequent adjustment to the valuation of the Mandatorily Redeemable Class A-1 common stock was required prior to its repurchase and exchange in August 1995.

NOTE 7--STOCK OPTIONS

    The Company had two stock option plans, the Executive Stock Option Plan (Executive Plan) and the 1991 Stock Option Plan (1991 Plan). No options were granted under the Executive Plan or the 1991 Plan. In conjunction with the August 1995 debt restructuring, the Company cancelled the 1991 Plan and the Executive Plan.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 8--STATION TRANSACTIONS

    In August 1995, concurrent with the debt restructuring, the Company purchased substantially all of the assets and certain liabilities of WSPD-AM and WRVF-FM, Toledo, Ohio, for $6,660,000 using cash proceeds obtained through the August 1995 debt restructuring. The acquisition has been accounted for using the purchase method. The assets acquired were comprised of accounts receivable of $391,000 and property, plant and equipment of $1,525,000. The excess of the purchase price over the fair value of the assets and liabilities acquired was $4,744,000, which is attributable to intangible assets and is being amortized over 40 years using the straight-line method. The results of operations are included in the results of operations of the Company since their acquisition.

    The following unaudited pro forma summary information presents the results of operations of the Company as if the acquisition of WSPD-AM and WRVF-FM had occurred on December 27, 1993, after giving effect to certain adjustments, principally intangible amortization and interest. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been effected as of December 27, 1993 or of the results which may occur in the future.


                                                                          (UNAUDITED)
                                                                          YEAR ENDED
                                                                 -----------------------------
                                                                  DECEMBER 25,   DECEMBER 31,
                                                                      1994           1995
Net revenue....................................................  $   59,455,000  $  47,945,000
Loss before extraordinary item.................................  $  (16,230,000) $  (4,015,000)
Net income (loss)..............................................  $  (16,230,000) $  57,576,000
Earnings (loss) per share before extraordinary item............  $       (32.21) $       (3.15)
Earnings (loss) per share......................................  $       (32.21) $       45.21


    In March 1995, the Company sold substantially all of the assets (excluding cash and accounts receivable) and certain liabilities of Noble Broadcast of Kansas City, Inc. (KBEQ-FM and KBEQ-AM) for $7,650,000. The sale of these assets resulted in a gain of approximately $1,982,000 and has been reflected in the Company's 1995 results of operations.

    In January 1995, the Company sold substantially all of the assets (excluding cash and accounts receivable) and certain liabilities of Noble Broadcast of Ballybunion, Inc. (WSSH-AM) for $1,500,000. The sale of these assets resulted in a gain of approximately $637,000 and has been reflected in the Company's 1995 results of operations.

    On December 31, 1994, the Company sold substantially all of the non-cash assets and certain liabilities of Noble Broadcast of Houston, Inc. (KMJQ-FM and KYOK-AM) for $38,500,000 and released restricted cash of $1,500,000 (Note 3). The sale of these assets resulted in a loss on the sale of $7,450,000. This loss was considered to result from permanent impairment of intangible assets as of December 25, 1994 and has been reflected in the Company's results of operations in 1994.

    In March 1993, the Company sold substantially all of the assets of Noble Broadcast of New York, Inc. (WBAB-FM and WGBB-AM) for $16,000,000. Net proceeds from this sale of $15,000,000 were used to reduce the Tranche A and Tranche B Notes (Note 5) resulting in the forgiveness of $5,562,000 of Tranche A Notes. The sale of these assets resulted in a gain on the sale of $6,555,000.

    In April 1993, the Company sold substantially all of the assets of WSSH-FM Boston, Massachusetts, for $18,500,000. Net proceeds from this sale of $15,250,000 were used to reduce the Tranche A and Tranche B Notes (Note 5) resulting in the forgiveness of $5,655,000 of the Notes. The sale of these assets resulted in a gain of $1,354,000.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    In May 1993, the Company purchased substantially all of the assets of KATZ-AM and KNJZ-FM in St. Louis for $2,750,000. The Company paid $2,250,000 in cash and issued a non-interest bearing promissory note for $500,000. The note is payable in equal installments of $250,000 in May 1994 and May 1996. The acquisition has been accounted for using the purchase method. The assets and liabilities acquired were comprised entirely of intangible assets which are being amortized over 40 years using the straight-line method. The results of operations are included in the results of operations of the Company since their acquisition.

NOTE 9--INCOME TAXES

    The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109 on a prospective basis, effective January 1, 1993. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under the SFAS 109 asset and liability method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Upon implementation of SFAS 109, the Company recorded a cumulative effect (benefit) of a change in accounting principle of $354,000, which represented the future tax benefits expected to be realized upon utilization of the Company's state tax loss carryforwards. The benefit of these loss carryforwards was realized during 1993.

    The following is a summary of the provision for income taxes, for the years ended December 26, 1993, December 25, 1994 and December 31, 1995:

                                                                 1993       1994       1995
Current:
    Federal.................................................  $       --  $      --  $      --
    State...................................................      24,000     36,000     63,000
Deferred:
    Federal.................................................                     --         --
    State...................................................     354,000         --         --
                                                              ----------  ---------  ---------
Provision...................................................  $  378,000  $  36,000  $  63,000
                                                              ----------  ---------  ---------
                                                              ----------  ---------  ---------

    A reconciliation of the provision for income taxes to the amount computed by applying the statutory Federal income tax rate to income before income taxes follows:

                                                                            FOR THE YEARS ENDED
                                                                 ------------------------------------------
                                                                 DECEMBER 26,  DECEMBER 25,   DECEMBER 31,
                                                                     1993          1994           1995
Federal statutory rate.........................................   $  439,000   $  (5,601,000) $  (1,176,000)
State income taxes, net of federal benefit.....................       57,000        (728,000)      (153,000)
Amortization and write down of intangibles.....................     (496,000)      3,348,000      1,329,000
Losses for which no current benefit is available...............           --       2,847,000             --
State net operating loss utilization...........................      354,000              --             --
Other..........................................................       24,000         170,000         63,000
                                                                 ------------  -------------  -------------
                                                                  $  378,000   $      36,000  $      63,000
                                                                 ------------  -------------  -------------
                                                                 ------------  -------------  -------------

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    The components of deferred income taxes at December 25, 1994 and December 31, 1995 are as follows:

                                                                                1994           1995
Deferred tax assets:
    Available net operating loss carryforwards for financial reporting
      purposes...........................................................  $   30,060,000  $    --
    Charitable contribution carryovers...................................         250,000        250,000
    Book and tax amortization differences................................      12,530,000       --
    Accrued liabilities and reserves.....................................         200,000        180,000
                                                                           --------------  -------------
                                                                               43,040,000        430,000
Deferred tax liabilities:
    Book and tax basis differences.......................................     (14,272,000)    (7,256,000)
    Book and tax depreciation and amortization differences...............      (4,458,000)    (1,312,000)
                                                                           --------------  -------------
    Net deferred tax assets (liabilities)................................      24,310,000     (8,138,000)
    Valuation allowance..................................................     (24,310,000)      (430,000)
                                                                           --------------  -------------
                                                                           $     --        $  (8,568,000)
                                                                           --------------  -------------
                                                                           --------------  -------------

    The Company recorded a provision for income taxes in 1993, 1994 and 1995 due to taxable income for state tax reporting purposes related to entities in the consolidated group which were subject to state income tax. The Company recorded a valuation allowance for those deferred tax assets for which the Company's management determined that the realization of such future tax benefits is not more likely than not. Taxes paid during 1993, 1994 and 1995 aggregated $24,000, $36,000 and $63,000, respectively.

    At December 31, 1995, the Company had available Federal net operating losses of approximately $46,000,000 for tax reporting purposes. Additionally, the Company had available net operating losses of approximately $41,000,000 for state income tax purposes. The net operating losses for tax purposes expire between 2001 and 2009. In certain circumstances, as specified in the Internal Revenue Code, a 50 percent or more ownership change by certain combinations of the Company's stockholders during any three year period would result in limitations on the Company's ability to utilize its net operating loss carryforwards. The value of the Company's stock at the time of the ownership change is the primary factor in determining the limit on the Company's ability to utilize its net operating loss carryforwards. As a result of the August 1995 debt and equity restructuring, an ownership change occurred, and consequently the Company's net operating loss carryforwards generated prior to the ownership change are limited. The purchase of the Company by Jacor (Note 2) will also result in an ownership change as specified in the Internal Revenue Code. As a result of the August 1995 debt and equity restructuring, certain deferred tax assets were reduced for financial reporting purposes. The increase in deferred tax liabilities of $8,568,000 that occurred in conjunction with the August 1995 debt and equity restructuring was recorded as a component of the extraordinary gain resulting from the August 1995 restructuring.

NOTE 10--BROADCAST LICENSE AGREEMENT

    The  Company's  consolidated  net sales  for  1993, 1994  and  1995, include
XTRA-FM and XTRA-AM sales of approximately $13,346,000, $14,087,000 and $15,613,000, respectively, pursuant to an Exclusive Sales Agency Agreement (the Agreement) with the broadcast licensee expiring in 2015. Under the Agreement, the Company acts as the agent for the sale of advertising time on XTRA-FM and XTRA-AM for all areas outside Mexico. The Company operated a broadcasting tower under a month-to-month lease until February 1996 when it moved to a new location in Mexico owned by the Company. The broadcast licenses for these stations from the Ministry of Communications of the Republic of Mexico are scheduled to expire on July 3, 2004.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

The Company is not aware of any information which would lead it to believe that any specific risks exist which threaten the continuance of the Company's relationship with the broadcast licensee.

    Pursuant to the terms of the Agreement, as amended, the Company provides programming for and purchases advertising time directly from the broadcast licensee and resells such time to United States advertisers and agencies. The Company incurred $555,000, $584,000 and $415,000 in expenses under the Agreement during 1993, 1994 and 1995.

NOTE 11--BARTER TRANSACTIONS

    Barter revenue was approximately $2,956,000, $2,551,000 and $2,461,000, in 1993, 1994 and 1995, respectively. Barter expense was approximately $3,037,000, $2,263,000 and $2,251,000, in 1993, 1994 and 1995, respectively.

    Included in prepaid expenses and other current assets and accrued liabilities in the accompanying consolidated balance sheets for 1995 and 1994 are barter receivables (merchandise or services due to the Company) of approximately $1,640,000 and $1,540,000, respectively and barter accounts payable (air time due to suppliers of merchandise or services) of approximately $1,384,000 and $1,385,000, respectively.

NOTE 12--COMMITMENTS

  BROADCAST COMMITMENTS

    The Company has agreements to broadcast a series of professional sports games and related events through 1998. The Company incurred total expenses of $2,142,000, $2,744,000 and $3,757,000 during 1993, 1994 and 1995, respectively, in accordance with the agreements. Future minimum annual payments under the agreements become due and payable as follows:

1996............................................  $2,765,000
1997............................................  1,172,000
1998............................................    385,000
                                                  ---------
                                                  $4,322,000
                                                  ---------
                                                  ---------

  LEASE COMMITMENTS

    The Company incurred total rental expenses of $1,389,000, $1,378,000 and $538,000 in 1993, 1994 and 1995, respectively, under operating leases for facilities and equipment. Future annual rental commitments expected under such leases at December 31, 1995 are as follows:

1996............................................  $ 489,000
1997............................................    406,000
1998............................................    415,000
1999............................................    404,000
2000............................................    368,000
Thereafter......................................  1,038,000
                                                  ---------
                                                  $3,120,000
                                                  ---------
                                                  ---------

  TIME BROKERAGE AGREEMENTS

    The Company, through various subsidiaries, previously provided programming through time brokerage agreements. These agreements, which were terminated in August 1995, allowed the Company to purchase a

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

specified amount of broadcast time per week in exchange for the rights to all advertising revenues. The Company incurred related total expenses of $1,294,000, $1,517,000 and $479,000 during 1993, 1994 and 1995, respectively.

NOTE 13--LITIGATION

    The Company is involved in litigation on certain matters arising in the ordinary course of business. Management has consulted with legal counsel and does not believe that the resolution of such matters will have a material adverse effect on the Company's financial position, results of operations, or cash flows.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                     ASSETS

                                                                                                      UNAUDITED
                                                                                     DECEMBER 31,     MARCH 31,
                                                                                         1995            1996
                                                                                    --------------  --------------
Current assets:
    Cash and cash equivalents.....................................................  $      447,000  $      592,000
    Restricted cash...............................................................                       1,978,000
    Accounts receivable, less allowance for doubtful accounts of $455,000 and
      $466,000....................................................................       9,094,000       3,239,000
    Prepaid expenses and other ...................................................       2,290,000       1,399,000
                                                                                    --------------  --------------
        Total current assets......................................................      11,831,000       7,208,000
    Property, plant and equipment, net............................................       9,333,000       4,670,000
    Intangible assets, less accumulated amortization of $25,734,000 and
      $23,968,000.................................................................      50,730,000      49,965,000
    Other assets..................................................................       5,333,000       1,289,000
                                                                                    --------------  --------------
                                                                                    $   77,227,000  $   63,132,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable..............................................................  $    2,867,000  $    1,395,000
    Accrued interest..............................................................       1,674,000         320,000
    Accrued payroll and related expenses..........................................       1,077,000         739,000
    Other accrued liabilities.....................................................       3,081,000       9,039,000
    Current portion of long-term debt.............................................       3,611,000      40,000,000
    Unamortized carrying value of subordinated debt...............................
                                                                                    --------------  --------------
        Total current liabilities.................................................      12,310,000      51,493,000
Long-term debt, less current portion..............................................      78,000,000
Deferred income taxes and other long-term liabilities.............................       9,208,000      18,228,000
                                                                                    --------------  --------------
        Total liabilities.........................................................      99,518,000      69,721,000
                                                                                    --------------  --------------
Stockholders' deficit:
    Class A common stock $.000001 par value; 1,569,514 shares authorized, 49,904
      shares issued and outstanding...............................................        --              --
    Class B common stock $.000001 par value; 254,018 shares issued and
      outstanding.................................................................        --              --
    Paid-in capital...............................................................      44,231,000      49,791,000
    Accumulated deficit...........................................................     (66,522,000)    (56,380,000)
                                                                                    --------------  --------------
        Total stockholders' deficit...............................................     (22,291,000)     (6,589,000)
        Commitments...............................................................
                                                                                    --------------  --------------
                                                                                    $   77,227,000  $   63,132,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                                          THREE MONTHS ENDED
                                                                                     ----------------------------
                                                                                       MARCH 26,      MARCH 31,
                                                                                         1995           1996
                                                                                     -------------  -------------
Broadcast revenue..................................................................  $  10,054,000  $   6,717,000
    Less agency commissions........................................................     (1,048,000)      (659,000)
                                                                                     -------------  -------------
      Net revenue..................................................................      9,006,000      6,058,000
Expenses:
    Broadcast operating expenses...................................................      7,638,000      5,626,000
    Corporate general and administrative...........................................        602,000        577,000
    Depreciation and amortization..................................................      1,027,000      1,079,000
                                                                                     -------------  -------------
                                                                                         9,267,000      7,282,000
                                                                                     -------------  -------------
Income (loss) from operations......................................................       (261,000)    (1,224,000)
Interest expense...................................................................     (2,549,000)    (1,875,000)
Net gain on sale of radio stations.................................................      2,619,000     37,669,000
                                                                                     -------------  -------------
Income (loss) before provision for income taxes and extraordinary loss.............       (191,000)    34,570,000
Provision for income taxes.........................................................        (16,000)   (14,683,000)
                                                                                     -------------  -------------
Income (loss) before extraordinary loss............................................       (207,000)    19,887,000
Extraordinary loss on extinguishment of debt, net of tax effect....................                    (9,745,000)
                                                                                     -------------  -------------
Net income (loss)..................................................................  $    (207,000) $  10,142,000
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Primary earnings (loss) per share:
    Before extraordinary item......................................................  $        (.41) $       16.36
    Extraordinary item.............................................................                         (8.02)
                                                                                     -------------  -------------
        Total......................................................................  $        (.41) $        8.34
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Fully diluted earnings (loss) per share:
    Before extraordinary item......................................................  $        (.41) $       13.69
    Extraordinary item.............................................................                         (8.02)
                                                                                     -------------  -------------
        Total......................................................................  $        (.41) $        5.67
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Common equivalent shares:
    Primary........................................................................        503,949      1,215,688
    Fully diluted..................................................................        503,949      1,215,688

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                      MARCH 26,       MARCH 31,
                                                                                         1995            1996
                                                                                    --------------  --------------
Cash flows from operating activities:
    Net income (loss).............................................................  $     (207,000) $   10,142,000
    Adjustments to reconcile net income (loss) to net cash used in operating activities:
      Interest expense added to long-term debt....................................         667,000
      Depreciation and amortization...............................................       1,027,000       1,079,000
      Amortization of debt issuance costs and unamortized carrying value of
        subordinated debt.........................................................        (339,000)        116,000
      Revenue on Barter transactions..............................................         (57,000)         77,000
      Gain on disposition of assets...............................................      (2,619,000)    (32,676,000)
      Extraordinary loss on extinguishment of debt................................                       7,675,000
      Write-down of intangibles and other assets..................................         519,000
      Changes in assets and liabilities, net of effects of acquisition:
        Restricted cash...........................................................                      (1,978,000)
        Accounts receivable.......................................................       2,474,000       1,619,000
        Prepaid expenses and other................................................        (423,000)        644,000
        Other assets..............................................................        (890,000)
        Accounts payable..........................................................        (323,000)     (1,472,000)
        Accued interest...........................................................         268,000      (1,354,000)
        Other accrued liabilities.................................................      (1,574,000)      3,565,000
        Deferred income taxes and other long-term liabilities.....................        (113,000)      9,660,000
                                                                                    --------------  --------------
Net cash used in operating activities.............................................      (1,590,000)     (2,903,000)
                                                                                    --------------  --------------
Cash flows from investing activities:
    Proceeds from disposition of assets...........................................      47,650,000      46,753,000
    Acquisition of fixed assets...................................................        (532,000)       (352,000)
                                                                                    --------------  --------------
    Net cash flows provided by investing activities...............................      47,118,000      46,401,000
                                                                                    --------------  --------------
Cash flows from financing activities:
    Payments on long-term debt....................................................     (47,662,000)    (89,924,000)
    Borrowings....................................................................                      40,000,000
    Payments of deferred financing costs..........................................                        (966,000)
    Redemption of Class A common stock............................................                      (2,347,000)
    Proceeds from issuance of stock purchase Warrant..............................                      52,775,000
    Redemption of stock purchase Warrant..........................................                     (42,891,000)
                                                                                    --------------  --------------
    Net cash used in financing activities.........................................     (47,662,000)    (43,353,000)
                                                                                    --------------  --------------
Net decrease in cash and cash equivalents.........................................      (2,134,000)        145,000
Cash and cash equivalents at beginning of period..................................       2,134,000         447,000
                                                                                    --------------  --------------
Cash and cash equivalents at end of period........................................  $     --        $      592,000
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                  NOBLE BROADCAST GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  FINANCIAL STATEMENTS

    The December 31, 1995 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, the Company believes that the disclosures are adequate to make the information presented not misleading and reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of results of operations for such periods. Results for interim periods may not be indicative of results for the full year. It is suggested that these financial statements be read in conjunction with the consolidated financial statements for the year ended December 31, 1995 and the notes thereto.

2.  SALE OF THE COMPANY

    In February 1996, the Company entered into a Stock Purchase and a Stock and Warrant Purchase Redemption Agreement (the Agreement) whereby Jacor Communications, Inc. (Jacor) agreed to purchase both the Company's outstanding Class B common stock and a newly-issued warrant allowing Jacor to purchase the Company's Class A common stock. This transaction is subject to Federal Communications Commission approval, which has been obtained; a Department of Justice review, which is ongoing and certain other conditions. Simultaneously, the Company entered into an Asset Purchase Agreement and sold the assets of certain subsidiaries of the Company to a wholly-owned subsidiary of Jacor and assigned to this subsidiary its rights and obligations under certain contracts. The aggregate value of the above transactions, when fully consummated, is $152,000,000 plus certain closing costs. At that time, Jacor will own 100% of the equity interests in the Company. The Company also entered into time brokerage agreements with Jacor for the stations in St. Louis and Toledo. The Company received approximately $99,000,000 in February 1996 in conjunction with the transactions.

    In connection with the transaction, the Company entered into a Credit Agreement with another wholly-owned subsidiary of Jacor providing for a $40,000,000 Term Loan Facility, which was borrowed in full in February 1996, and a $1,000,000 Revolving Loan Facility. The loans bear interest at the Prime rate, payable quarterly. Both facilities are to be repaid February 1, 2002 or upon occurrence of certain ownership changes, whichever occurs earlier.

    The Company used the total proceeds received in February 1996 to repay the outstanding indebtedness under the Senior Secured Term Loan, the Senior Revolving Credit Facility and the Subordinated Notes, to redeem and retire the warrant held by the subordinated debtholder, and to redeem and retire all of the Company's Class A shares outstanding. In the event that the transaction cannot be consummated, none of the proceeds previously paid to the Class A stockholders or the warrant holders shall be returned. If the transaction is terminated by the buyer, the Class B stockholders shall be entitled to the balance of the amounts due under the Agreement; if terminated by the Company, the buyer shall be entitled only to the amounts previously paid to the Class B stockholders as well as certain other amounts.

                           JACOR COMMUNICATIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                     AS OF MARCH 31, 1996
                                                 ------------------------------------------------------------
                                                                                                JACOR/NOBLE
                                                 HISTORICAL   HISTORICAL    NOBLE PRO FORMA     COMBINED PRO
                                                   JACOR        NOBLE         ADJUSTMENTS          FORMA
                                                 ----------   ----------   -----------------   --------------
ASSETS
Current assets:
    Cash.......................................   $   5,889    $     592                        $  6,481
    Accounts receivable........................      25,301        3,239                          28,540
    Broadcast program rights...................
    Prepaid expenses and other current
      assets...................................       8,460        3,377                          11,837
                                                 ----------   ----------                       --------------
        Total current assets...................      39,650        7,208                          46,858
  Property and equipment.......................      39,214        4,670    $  4,980 (a)          48,864
  Intangible assets............................     165,282       49,965      99,009 (a)         314,256
  Deferred charges and other assets............     109,102        1,289     (54,275)(a)          16,116
                                                                             (40,000)(b)
                                                 ----------   ----------    --------           --------------
        Total assets...........................   $ 353,248    $  63,132    $  9,714            $426,094
                                                 ----------   ----------    --------           --------------
                                                 ----------   ----------    --------           --------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable, accrued liabilities and
      other current liabilities................   $  14,601    $  11,493                        $ 26,094
    Current portion of Long-term debt..........                   40,000    $(40,000)(b)
                                                 ----------   ----------    --------           --------------
        Total current liabilities..............      14,601       51,493     (40,000)             26,094
Long-term debt, net of current maturities......     183,500                   15,125 (b)         198,625
Other liabilities..............................      14,772       18,228      28,000 (a)(c)       61,000
Shareholders' equity:
    Common stock...............................       1,824                                        1,824
    Additional paid-in capital.................     117,102       49,791     (49,791)(d)         117,102
    Common stock warrants......................         388                                          388
    Retained earnings..........................      21,061      (56,380)     56,380 (d)          21,061
                                                 ----------   ----------    --------           --------------
        Total shareholders' equity.............     140,375       (6,589)      6,589             140,375
                                                 ----------   ----------    --------           --------------
        Total liabilities and shareholders'
          equity...............................   $ 353,248    $  63,132    $  9,714            $426,094
                                                 ----------   ----------    --------           --------------
                                                 ----------   ----------    --------           --------------


             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                              YEAR ENDED DECEMBER 31, 1995
                                                      -----------------------------------------------------------------------------
                                                                      JACOR                                NOBLE PRO    JACOR/NOBLE
                                                      HISTORICAL    PRO FORMA    JACOR PRO   HISTORICAL      FORMA       COMBINED
                                                        JACOR      ADJUSTMENTS     FORMA       NOBLE      ADJUSTMENTS    PRO FORMA
                                                      ----------   -----------   ---------   ----------   -----------   -----------
Net revenue.........................................   $ 118,891   $ (678)(e)    $118,213     $41,902     $    87 (f)    $160,202
Broadcast operating expenses........................      87,290   (1,425)(e)      85,865      31,445        (429)(f)     116,881
Depreciation and amortization.......................       9,483      400 (e)       9,883       4,107       2,710 (g)      16,700
Corporate general and administrative expenses.......       3,501                    3,501       2,285      (1,388)(h)       4,398
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Operating income................................      18,617      347          18,964       4,065        (806)         22,223
Interest expense....................................      (1,444)                  (1,444)     (9,913)     (3,143)(i)     (14,500)
Interest and investment
  income............................................       1,260     (854)(e)         406                                     406
Other income (expense), net.........................        (168)       6 (e)        (162)      2,619      (2,619)(j)        (162)
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income (loss) before income taxes and
      extraordinary items...........................      18,265     (501)         17,764      (3,229)     (6,568)          7,967
Income tax expense..................................      (7,300)     200 (k)      (7,100)        (63)      2,100 (k)      (5,063)
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income (loss) before extraordinary items........   $  10,965   $ (301)       $ 10,664     $(3,292)    $(4,468)       $  2,904
                                                      ----------   -----------   ---------   ----------   -----------   -----------
                                                      ----------   -----------   ---------   ----------   -----------   -----------
    Income per common
      share.........................................   $    0.52                 $   0.51                                $   0.14
                                                      ----------                 ---------                              -----------
                                                      ----------                 ---------                              -----------
Number of common shares used in per share
  computations......................................      20,913                   20,913                                  20,913
                                                      ----------                 ---------                              -----------
                                                      ----------                 ---------                              -----------


             See Notes to Unaudited Pro Forma Financial Information

                           JACOR COMMUNICATIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                           THREE MONTHS ENDED MARCH 31, 1996
                                                     ------------------------------------------------------------------------------
                                                                     JACOR                                NOBLE PRO     JACOR/NOBLE
                                                     HISTORICAL    PRO FORMA    JACOR PRO   HISTORICAL      FORMA        COMBINED
                                                       JACOR      ADJUSTMENTS     FORMA       NOBLE      ADJUSTMENTS     PRO FORMA
                                                     ----------   -----------   ---------   ----------   ------------   -----------
Net revenue........................................   $  30,074   $ 1,850 (l)   $ 31,924     $   6,058   $ (2,154)(h)    $ 35,828
Broadcast operating
  expenses.........................................      23,871     1,693 (l)     25,564         5,626     (2,075)(h)      29,115
Depreciation and amortization......................       2,619        30 (l)      2,649         1,079        625 (g)       4,353
Corporate general and administrative expenses......       1,139                    1,139           577       (378)(o)       1,338
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Operating income...............................       2,445       127          2,572        (1,224)      (326)          1,022
Interest expense...................................      (2,111)                  (2,111)       (1,875)       361 (i)      (3,625)
Interest and investment
  income...........................................
Other income (expense), net........................       2,767    (2,539)(m)        228        37,669    (37,669)(h)         228
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income (loss) before income taxes and
      extraordinary items..........................       3,101    (2,412)           689        34,570    (37,634)         (2,375)
Income tax expense.................................      (1,259)      965 (k)       (294)      (14,683)    14,925 (k)         (52)
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income (loss) before extraordinary items.......   $   1,842   $(1,447)      $    395     $  19,887   $(22,709)       $ (2,427)
                                                     ----------   -----------   ---------   ----------   ------------   -----------
                                                     ----------   -----------   ---------   ----------   ------------   -----------
    Income per common
      share........................................   $    0.09                 $   0.02                                 $  (0.13)
                                                     ----------                 ---------                               -----------
                                                     ----------                 ---------                               -----------
Number of common shares used in per share
  computations.....................................      20,503                   20,503                                   18,183
                                                     ----------                 ---------                               -----------
                                                     ----------                 ---------                               -----------


             See Notes to Unaudited Pro Forma Financial Information

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                            (DOLLARS IN THOUSANDS)

(a) The adjustment represents the allocation of the remaining purchase price of Noble and the portion of the Noble Acquisition already funded, including the Noble warrant in the amount of $54,275, to the estimated fair value of the assets acquired and liabilities assumed, and the recording of goodwill associated with the acquisition. In February 1996, Jacor completed the acquisition of Noble's operating assets in San Diego and certain assets related to the Mexican properties for $50,800 and recorded the transaction as a purchase.

                                                                                ESTIMATED FAIR
                                                                                 MARKET VALUE
                                                                                --------------
Property and equipment........................................................   $      9,650
Intangible assets.............................................................        148,974
Cash..........................................................................            592
Accounts receivable...........................................................          3,239
Prepaid expenses and other current assets.....................................          3,377
Deferred charges and other assets.............................................          1,289
Accounts payable, accrued liabilities and other current liabilities...........        (11,493)
Other liabilities.............................................................        (46,228)
                                                                                --------------
                                                                                 $    109,400
                                                                                --------------
                                                                                --------------


(b) The adjustment represents the net additional borrowings to complete the Noble Acquisition as follows:


Historical Jacor debt..........................................   $ 183,500
Historical Noble debt..........................................      40,000
Loan receivable from Noble.....................................     (40,000)
Pro forma adjustment...........................................      15,125
                                                                 -----------
Assumed borrowings after Noble Acquisition.....................   $ 198,625
                                                                 -----------
                                                                 -----------


(c) The adjustment represents the additional deferred tax liability associated with the difference between the book and tax basis of assets and liabilities, excluding goodwill, after the allocation of the purchase price.

(d) The adjustment reflects the elimination of historical stockholders' equity, as the Noble Acquisition will be accounted for as a purchase.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                        (DOLLARS IN THOUSANDS)--(CONTINUED)

(e) These adjustments reflect additional revenues and expenses for Jacor's acquisitions of radio stations WDUV-FM and WBRD-AM in Tampa Bay and WJBT-FM, WSOL-FM, and WZAZ-AM in Jacksonville, which were completed at various dates in 1995, net of the elimination of 1995 revenues and expenses for radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996.

(f) These adjustments reflect additional revenues and expenses for Noble's acquisition of radio stations WRVF-FM (formerly WLQR-FM) and WSPD-AM in Toledo, and the elimination of revenues and expenses for the sale of radio stations KBEQ-FM and KBEQ-AM in Kansas City, and other miscellaneous non-recurring expenses related to dispositions of properties in 1995. The acquisitions were completed in August 1995 and the dispositions were completed in March 1995.

(g) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets, to their estimated fair market values and the recording of goodwill associated with the acquisition of Noble. See Note (u). Goodwill is amortized over 40 years.

(h) The adjustment represents $1,513 of corporate overhead savings for the elimination of redundant management costs and other expenses resulting from the combination of the Jacor and Noble entities, net of $125 additional corporate expenses associated with the purchase of the Toledo stations.

(i) The adjustment represents additional interest expense associated with Jacor's borrowings under the Existing Credit Facility to finance the Noble acquisition and refinance existing outstanding borrowings. The assumed interest rate is 7.3%, which represents the current rate as of May 1996 on outstanding borrowings.

(j) The adjustment reflects the elimination of the gain on the sale of radio stations KBEQ-FM and AM in Kansas City, and WSSH-AM in Boston, which were sold in March 1995 and January 1995, respectively.

(k) To provide for the tax effect of pro forma adjustments using an estimated statutory rate of 40%. The Noble pro forma adjustments include non-deductible amortization of goodwill estimated to be approximately $1,300 for the year ended December 31, 1995 and $325 for the three months ended March 31, 1996.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                       (DOLLARS IN THOUSANDS)--(CONTINUED)

(l) These adjustments reflect additional revenues and expenses for Jacor's February 1996 acquisition of Noble's operating assets in San Diego, net of the elimination of revenues and expenses for radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996.

(m) The adjustment reflects the elimination of the gain on the sale of radio stations WMYU-FM and WWST-FM in Knoxville, which were sold in February 1996 for $6,500.

(n) These adjustments represent the elimination of revenues, operating expenses and the related gain from the sale of the San Diego operating assets in February 1996. See note (u).

(o) The adjustment represents corporate overhead savings from the elimination of redundant management costs and other expenses resulting from the combination of the Jacor and Noble entities.